UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

______________________________

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   September 6, 2011 (September 1, 2011)

VANGUARD HEALTH SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	001-35204	62-1698183
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)
20 Burton Hills Boulevard, Suite 100, Nashville, Tennessee		37215
(Address of principal executive offices)		(Zip Code)

Registrant’s Telephone Number, including area code        (615) 665-6000

          Not applicable
 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

______________________________

Item 2.01	Completion of Acquisition or Disposition of Assets.

Effective as of 12:01 A.M. on September 1, 2011,  VHS Valley Health System, LLC (“VHS-Valley”), a subsidiary of registrant Vanguard Health Systems, Inc. (the “Registrant”), and  VHS-Valley’s subsidiaries and/or affiliates, VHS Harlingen Hospital Company, LLC,   VHS Brownsville Hospital Company, LLC, VHS Valley Holdings, LLC, VHS Valley Real Estate Company, LLC and Vanguard Health Financial Company, LLC (collectively, the “Buyer”), acquired substantially all of the assets (collectively, the “Assets”) used in the hospital businesses (the “Hospital Businesses”)  known as (i) Valley Baptist Medical Center, a 586-bed acute care hospital in Harlingen, Texas, and (ii) Valley Baptist Medical Center – Brownsville, a 280-bed acute care hospital located in Brownsville, Texas, as well as the assets of certain other incidental healthcare businesses, joint ventures, physician practices and medical office buildings operated as part of such Hospital Businesses, except for cash, cash equivalents and certain other excluded assets. The Assets were purchased from Valley Baptist Health System, Valley Baptist Medical Center, Valley Baptist Medical Center – Brownsville, Valley Baptist Medical Development Corporation, VB Realty Corporation, VB Realty II, LLC, Valley Baptist Insurance Holdings, Inc., Valley Baptist Hospital Holdings, Inc. and Valley Baptist Management Services Corporation (collectively, the “Seller”).

The Registrant’s cash investment in VHS-Valley, funded with available cash on the Registrant’s balance sheet, was approximately $210 million, the proceeds of which were used by the Buyer to purchase the Assets. In addition, VHS-Valley assumed approximately $15 million of indebtedness and other liabilities of the Seller and issued a 49% equity interest to Valley Baptist Medical Center – Brownsville, one of the Sellers. Thus, after the closing of the transaction, VHS-Valley is a joint venture that is owned 51% by a wholly-owned subsidiary of the Registrant and 49% by a Seller. The cash portion of the purchase price paid by Buyer for the Assets is subject to working capital and certain other customary post-closing adjustments once the closing balance sheets for the Hospital Businesses become available.

The Hospital Businesses reported audited revenues of approximately $510 million for the fiscal year ended August 31, 2010 and are expected to report revenues of approximately $525 million for the fiscal year ended August 31, 2011.

There is no material relationship, other than in respect of this transaction, between any Seller and the Registrant or any of its affiliates (or any director or officer of the Registrant or any associate of any such director or officer).

At the date of this Form 8-K, the Registrant is not certain whether the acquisition of the Assets requires it to report this acquisition under Item 2.01 of Form 8-K.  The Registrant is unable to make this determination because the Seller’s financial statements for its most recently completed fiscal year prior to the acquisition, August 31, 2011, are not currently available. If the Registrant later concludes that this acquisition requires filing under Item 2.01 of Form 8-K, the Registrant will amend this Form 8-K and include any required audited financial statements of the Seller and pro forma financial information of the Registrant within 71 days after September 8, 2011, the date by which this Form 8-K was required to be filed.

Item 9.01	Financial Statements and Exhibits.

	(a)	Financial statements of businesses acquired.

The audited financial statements of the Seller required by this Item 9.01(a)  will be filed by amendment to this Form 8-K within 71 calendar days after September 8, 2011, the date by which this Form 8-K was required to be filed, if the Registrant determines that this acquisition requires a filing under Item 2.01 of Form 8-K.

	(b)	Pro forma financial information.

The  Registrant’s pro forma financial information required by this Item 9.01(b) will also be filed by amendment to this Form 8-K within 71 calendar days after September 8, 2011, the date by which this Form 8-K was required to be filed, if the Registrant determines that this acquisition requires a filing under Item 2.01 of Form 8-K.

	(d)	Exhibits.
The exhibits filed as part of this report are listed in the Exhibit Index which is located at the end of this Form 8-K.

SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATE:   September 6, 2011                             VANGUARD HEALTH SYSTEMS, INC.
                                                                                                (Registrant)

                                                                        BY: /s/ Gary D. Willis
                                                                                    Gary D. Willis
                                                                                    Senior Vice President, Controller &
                                                                                    Chief Accounting Officer

VANGUARD HEALTH SYSTEMS, INC.
EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release issued by the Registrant on September 1, 2011, in respect of the acquisition disclosed in Item 2.01 of this Form 8-K